Exhibit 107.1

CALCULATION OF FILING FEE TABLES
S-8
(Form Type)
1stdibs.com, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share
		To be issued pursuant to 1stdibs.com, Inc. 2021 Stock Incentive Plan	Rule 457(c) and 457(h)	1,963,010(2)	$5.13(4)	$10,070,241.30	$0.0001102	$1,109.74
		To be issued pursuant to 1stdibs.com, Inc. 2021 Employee Stock Purchase Plan	Rule 457(c) and 457(h)	392,602(3)	$4.36(5)	$1,711,941.02	$0.0001102	$188.66
Fees Previously Paid
	Total Offering Amounts					$11,782,182.32		$1,298.40
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$1,298.40

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also covers any additional shares of common stock, $0.01 par value per share (“Common Stock”), which become issuable under the above-named plan by reason of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation, recapitalization or any other similar transaction which results in an increase in the number of our outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)	Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the 1stdibs.com, Inc. 2021 Stock Incentive Plan (the “Plan”) on January 1, 2023 pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision, the number of shares reserved for issuance under the Plan automatically increases on January 1 each year, starting on January 1, 2022 and continuing through January 1, 2031 by (i) five percent (5%) of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year or (ii) such lesser amount (including zero) that the board of directors of the Registrant (the "Board") determines for purposes of the annual increase for such fiscal year.
(3)	Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the 1stdibs.com, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) on January 1, 2023 pursuant to an “evergreen” provision contained in the ESPP. Pursuant to such provision, the number of shares reserved for issuance under the ESPP automatically increases on January 1 each year, starting on January 1, 2022 and continuing through January 1, 2031 by the least of (i) one percent (1%) of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year, (ii) 400,000 shares of Common Stock or (iii) a lesser amount determined by the Board or a committee thereof.
(4)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low sales price per share of Common Stock as reported on Nasdaq Global Market on February 28, 2023.
(5)
Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based on 85% of the average of the high and low sales price per share of Common Stock as reported on Nasdaq Global Market on February 28, 2023. Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of Common Stock on the first trading day of the offering period or on the purchase date.